BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, Illinois 60069
www.biosantepharma.com
FOR IMMEDIATE RELEASE
NASDAQ: BPAX

BioSante Pharmaceuticals Reports
Third Quarter 2007 Financial Results

LINCOLNSHIRE, Illinois - (November 13, 2007) --- BioSante Pharmaceuticals, Inc. (NASDAQ: BPAX) today reported its September 30, 2007 cash balance and its financial results for the third quarter and nine months ended September 30, 2007.

The Company’s cash, cash equivalents and short-term investments as of September 30, 2007 were approximately $29.4 million, as compared to approximately $11.5 million on December 31, 2006. The Company’s cash burn rate in the last quarter of 2007 is expected to be approximately $750,000 per month as its LibiGel® (transdermal testosterone gel) Phase III clinical development progresses for the treatment of female sexual dysfunction.

BioSante incurred a net loss of approximately $1.7 million (or $0.06 per share) for the quarter ended September 30, 2007 and $5.9 million (or $0.24 per share) for the nine months ended September 30, 2007, compared to a net loss of $0.7 million (or $0.03 per share) and $6.2 million (or $0.30 per share) for the same periods in 2006.

About BioSante Pharmaceuticals, Inc.
BioSante is developing a pipeline of hormone therapy products to treat both men and women.  These hormone therapy products are gel formulations for transdermal administration that deliver bioidentical estradiol and testosterone.  BioSante's lead products include Elestrin™ (estradiol gel) developed through U.S. Food and Drug Administration (FDA) approval by BioSante indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, marketed in the U.S. by Bradley Pharmaceuticals, Inc., BioSante's licensee, and LibiGel® (transdermal testosterone gel) in Phase III clinical development by BioSante for the treatment of female sexual dysfunction (FSD).  Also in development are Bio-T-Gel™, a testosterone gel for male hypogonadism, and an oral contraceptive in Phase II clinical development using BioSante patented technology.   The current market in the U.S. for estrogen and testosterone products is approximately $2.5 billion and for oral contraceptives approximately $3.0 billion. The company also is developing its calcium phosphate nanotechnology (CaP) for novel vaccines, drug delivery, and aesthetic medicine.  Additional information is available online at www.biosantepharma.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The statements regarding BioSante contained in this news release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “would,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” “plans,” “hopes,” or comparable terminology, are forward-looking statements.  The statement regarding BioSante’s expected cash burn rate for fourth quarter 2007 is a forward-looking statement. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.  Important factors known to BioSante that could cause actual results to differ materially from those expressed in such forward-looking statements include the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance, the success of clinical testing, and other factors identified and discussed from time to time in BioSante's filings with the Securities and Exchange Commission, including those factors discussed in BioSante's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which discussions also are incorporated herein by reference.  All forward-looking statements speak only as of the date of this news release.  BioSante undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, please contact:
Alan Zachary, McKinney/Chicago; (312) 944-6784 ext. 316; azachary@mckinneychicago.com; www.mckinneychicago.com